SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): March 23, 2000

                            PACIFIC CAPITAL BANCORP
            (Exact name of registrant as specified in its charter)



       California                    0-11113                   95-3673456
----------------------------     -----------------     ------------------------
(State or other Jurisdiction     (Commission File          (I.R.S. Employer
    of Incorporation or               Number)            Identification Number)
      Organization)


                            200 East Carrillo Street
                         Santa Barbara, California 93101
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                  (Address of principal executive offices)


                                 (805) 564-6298
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            (Registrant's telephone number, including area code)

Item 5.   Other Events.

      On March 23, 2000, Pacific Capital Bancorp, Santa Barbara, California (the "Company"), announced that it had signed a definitive agreement to acquire Thousand Oaks, California-based Los Robles Bancorp, parent company of Los Robles Bank. Under the terms of the agreement, each outstanding share of the Los Robles Bancorp common stock will be converted into the right to receive $23.12 in cash, and each outstanding stock option will receive the difference between $23.12 and the exercise price of the option in cash. The acquisition will be accounted for under the purchase method of accounting for business combinations. The transaction is subject to regulatory approval and the approval of shareholders of Los Robles Bancorp.

      A copy of the Company's press release announcing execution of the definitive agreement with Los Robles Bancorp is attached as Exhibit 99.1 to this Current Report on Form 8-K.

      On April 10, 2000, the Company issued a press release announcing its earnings for the quarter ending March 31, 2000, a copy of which is attached as
Exhibit 99.2 to this Current Report on Form 8-K.


      Forward-Looking Statements

      Certain statements contained in this report that are not historical facts including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may", "will", "expect", "anticipate", "predict", "plan", "estimate" or "continue" or the negative thereof or other variations thereon, or comparable terminology, are forward-looking statements within the meaning of the Private Security Litigation Reform Act of 1995, that involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this report may differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are the risks and uncertainties set forth from time to time in the company's periodic reports, filings and other public statements.


Item 7.   Financial Statements and Exhibits.

      Exhibit No.        Description

        99.1            Press release, dated March 23, 2000, titled
                        "Pacific Capital Bancorp Agrees to Acquire Los Robles Bancorp"

        99.2 Press release, dated April 10, 2000, titled "Pacific Capital Bancorp Announces Highest Ever Quarterly Earnings"

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PACIFIC CAPITAL BANCORP
                                  (Registrant)


Date: April 10, 2000                By: /s/ Donald Lafler
                                       ---------------------------------------
                                    Name: Donald Lafler
                                    Title:Chief Financial Officer

                                  EXHIBIT 99.1


                             PACIFIC CAPITAL BANCORP
                                AGREES TO ACQUIRE
                               LOS ROBLES BANCORP

      Santa Barbara and Thousand Oaks, California, March 23, 2000 - Pacific Capital Bancorp (Nasdaq:SABB), holding company for Santa Barbara Bank & Trust and First National Bank of Central California, including its affiliate South Valley National Bank, announced today that it has signed a definitive agreement to acquire Thousand Oaks, California-based Los Robles Bancorp (OTC BB:LSRB), parent company of Los Robles Bank.

      The acquisition will be accounted for under the purchase method of accounting for business combinations, and is expected to be accretive to Pacific Capital Bancorp's earnings in the first full year of operations. Under the terms of the agreement, each outstanding share of Los Robles Bancorp common stock will be converted into the right to receive $23.12 in cash, and each outstanding stock option will receive the difference between $23.12 and the exercise price of the option in cash. This places the value of the transaction at approximately $32.5 million, representing 2.73 times Los Robles' book value at December 31, 1999, and 15.6 times 1999 earnings.

      The transaction, which is subject to regulatory approval and the approval of shareholders of Los Robles Bancorp, is expected to close during the third quarter of 2000. Upon its completion, it is anticipated that Los Robles Bank will be merged into Santa Barbara Bank & Trust, although it will initially continue to operate under the Los Robles Bank name.

      Los Robles Bank operates three banking offices, one each in Thousand Oaks, Westlake Village, and Camarillo, and has two loan production offices, one in Thousand Oaks and one in Orange County. Santa Barbara Bank & Trust operates a total of 27 offices, eight of them in North Santa Barbara County, 10 in South Santa Barbara County, and nine in Ventura County, in the communities of Camarillo, Oxnard, Santa Paula, Fillmore, Pt. Hueneme and Ventura.

      At December 31, 1999, Los Robles Bancorp reported net income of $2,084,000 and assets of nearly $149 million. Pacific Capital Bancorp reported earnings of $44.3 million, and assets of $2.78 billion at year-end 1999.

      According to William S. Thomas, Jr., Vice Chairman & Chief Operating Officer of Pacific Capital Bancorp, and President & Chief Executive Officer of Santa Barbara Bank & Trust, "For some time, we have recognized the tremendous potential for building new customer relationships in the dynamic Conejo Valley, and have been actively seeking an appropriate site for a Santa Barbara Bank & Trust loan production office, with the intent of increasing our presence in this high-growth market in the future. Los Robles Bank has a demonstrated track record of success serving its business customers, so joining forces with them in this fashion presents a timely and strategic opportunity for Santa Barbara Bank & Trust to accelerate its entry into this very attractive market."

      Los Robles Bank was recognized in 1998 by the Thousand Oaks/Conejo Valley Chamber of Commerce as the outstanding choice for "Business of the Year" and for three consecutive years (1997-1999), was voted "Best Bank in the Conejo Valley" in the Readers' Choice Awards conducted by the Daily News of Los Angeles/Ventura counties. Los Robles Bank supports many community activities and events and specializes in providing businesses, professionals and entrepreneurs with the experienced management expertise of a major bank and the personal attention of a local community bank.

      "We are very enthusiastic about our alliance with Pacific Capital Bancorp," said Robert B. Hamilton, President & CEO of Los Robles Bancorp. "Through Los Robles Bank, we have been privileged to serve our loyal customers in the Conejo Valley since 1987. We believe it is strategically wise to partner with an organization that shares the same operating philosophy of demonstrated exceptional customer relations and service to the community. This is a unique opportunity for our staff of professional bankers to continue to serve these markets with greater technological capabilities, additional financial products and services, and the higher loan limits required of today's financial service providers. We are pleased to have such a strong and well-respected partner in Pacific Capital Bancorp, a premier community bank network."

      Last month, Pacific Capital Bancorp announced its agreement to acquire Hollister, California-based San Benito Bank (OTC BB:SABH), a transaction that represents significant opportunity for in-market savings. San Benito Bank, with net income of $2.26 million and assets of $201 million at December 31, 1999, operates three offices in San Benito County and one office in Santa Clara County. The acquisition is subject to regulatory and San Benito Bank shareholder approval, which is expected by the end of second quarter 2000.

      In other news this week, on Monday, Pacific Capital Bancorp announced an 11- percent increase in its quarterly dividend, from $0.18 to $0.20 per share, in recognition of the Company's strong upward trend in earnings during 1999.

                                      #####

      This press release contains forward-looking statements with respect to the financial condition, results of operation and business of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan growth, improved credit quality and certain operating efficiencies resulting from the integration of combined operations. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; and (5) other risks detailed in the Pacific Capital Bancorp reports filed with the Securities and Exchange Commission.

Contact: William S. Thomas, Jr., Vice Chairman & Chief Operating Officer Pacific Capital Bancorp, (805) 564-6216

            Robert B. Hamilton, President & Chief Executive Officer Los Robles Bancorp, (805) 373-6763

            Deborah K. Lewis, Vice President & Public Relations Manager Pacific Capital Bancorp, (805) 884-6680

                                  EXHIBIT 99.2


                             PACIFIC CAPITAL BANCORP
                             ANNOUNCES HIGHEST EVER
                               QUARTERLY EARNINGS

      Santa Barbara, California, April 10, 2000 -- Pacific Capital Bancorp (Nasdaq: SABB) today announced record net income of $19.8 million for the first quarter of 2000, up $5.3 million, or 36.5%, compared to earnings in the first quarter of 1999. This marks the highest ever increase in quarter over quarter earnings in the Company's history and the 18th consecutive quarter of higher operating earnings achieved than in the comparable quarter of the prior year. Diluted earnings per share for the period ended March 31, 2000, were $0.80, an increase of 35.6% over the $0.59 earnings per share for the comparable period in 1999.

      Pacific Capital Bancorp, with $3.5 billion in assets, is the parent company of Santa Barbara Bank & Trust, First National Bank of Central California and its affiliate South Valley National Bank, a 37-branch California community bank network serving communities from Morgan Hill in the north to Camarillo in the south.

      "We are extremely pleased to report such a significant increase in our quarterly earnings on behalf of our shareholders," said William S. Thomas, Jr., Vice Chairman & Chief Operating Officer of the Company. "Over a year ago, we expanded our vision to build a network of locally-managed community banks, strategically located in some of the premier markets in California, that would stand out above the financial services providers along the Central Coast. We believe that these financial results, which represent solid growth in all of our markets and across all of our business lines, demonstrate the viability and long-term earnings potential of this strategy."

      The substantial increase in results for the first quarter 2000 compared to the same period in the prior year was led by the extremely vigorous performance of the Company's Refund Anticipation Loan (RAL) and Refund Transfer (RT) income tax refund programs, which operate primarily in the first quarter of each year. The core lending, deposit, and trust activities of the Company's subsidiary banks also produced solid increases for the first quarter. Positive loan growth at Santa Barbara Bank & Trust and First National/South Valley National banks resulted in an increase in loans other than RALs during the last 12 months of $325 million, or 19.2%, a trend that is expected to continue through the year.

      Net interest income for the first quarter of 2000 exceeded net interest income for the same quarter last year by $11.4 million, or 28.1%. Another contributor to first quarter earnings was increased fee income from the Company's highly respected Trust & Investment Services Division. The division produced $3.8 million in fees compared to $3.4 million in the first quarter of 1999.

      For the first quarter, the Company's return on average equity and return on average assets were 32.5% and 2.3%, respectively, compared to 26.6% and 2.1% for the first quarter of 1999.

      "Our select geography tends to be more resilient in higher interest rate environments, which we believe will continue to favorably impact our earnings," said Thomas. "Additionally, we have a diversity of product and business lines, including our income tax refund and trust programs, which are not interest sensitive, and have therefore not been negatively impacted by recent interest rate hikes or the anticipation of future increases."

      Nonperforming assets at the end of the first quarter remained stable at 0.41% of total assets, lower than the average 0.58% in nonperforming assets as a percentage of total assets for the Company's peer group banks as of year end 1999. The general trend of credit quality remains stable over all loan categories.

      With the recent increases in interest rates, during the first quarter, the Company took the opportunity to sell some of its securities that had been purchased when interest rates were significantly lower and repositioned the funds in higher yielding securities of equal credit caliber. Yields on these funds were increased by 189 basis points by this action.

      During the first quarter, Pacific Capital Bancorp announced two separate acquisition agreements that it believes will enhance earnings in the future. On March 23, the Company signed a definitive agreement to acquire Thousand Oaks, California-based Los Robles Bancorp (OTC BB:LSRB), parent company of Los Robles Bank, which operates three banking offices, one each in Thousand Oaks, Westlake Village, and Camarillo, and two loan production offices, one in Thousand Oaks and one in Orange County. At December 31, 1999, Los Robles Bancorp reported net income of nearly $2.1 million and assets of $149 million. On February 3, Pacific Capital Bancorp announced an agreement to acquire Hollister, California-based San Benito Bank (OTC BB:SABH), which operates three offices, in Hollister, San Juan Bautista, and Gilroy. At December 31, 1999, San Benito Bank reported net income of $2.26 million and assets of $201 million. Both transactions are expected to be accretive to earnings in the first year of operations, are subject to regulatory approval and the approval of shareholders of the acquired banks, and are expected to close in the second or third quarter of this year.

      In March, in keeping with its stated intent to distribute 35%-40% of earnings to shareholders, the Board of Directors declared an 11-percent increase in its quarterly cash dividend, from $0.18 to $0.20 per share, payable May 16, 2000, to shareholders of record as of April 25, 2000. According to Thomas, the board increased the dividend in recognition of Pacific Capital Bancorp's record operating earnings in 1999 of $44.3 million, up 16.8% over earnings for 1998, and the anticipated substantial increase in earnings for the first quarter of 2000 over the same quarter of 1999.

      Santa Barbara Bank & Trust serves customers from 27 offices throughout Santa Barbara and West Ventura counties. First National Bank maintains offices in Monterey, Salinas (2), Carmel, Watsonville, and Soledad. Offices in Gilroy, Morgan Hill, Hollister, and San Juan Bautista operate under the name South Valley National Bank. The Company's subsidiary banks also offer a complete menu of trust and investment management services through the only self-contained, full-service trust operation located between San Jose and Los Angeles, and provide the largest ATM network along the Central Coast.

      This press release contains forward-looking statements with respect to the financial condition, results of operation and business of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan growth, improved credit quality, the operating characteristics of the Company's income tax refund programs, and certain operating efficiencies resulting from the integration of combined operations. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) earnings derived from the Company's income tax refund loan program fall below expectations; (5) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; and (6) other risks detailed in the Pacific Capital Bancorp reports filed with the Securities and Exchange Commission.

For Information Contact:

David W. Spainhour                  (805) 564-6345
President & Chief Executive Officer

William S. Thomas, Jr.              (805) 564-6216
Vice Chairman & Chief Operating Officer

Deborah K. Lewis
Vice President & Public Relations Manager (805) 884-6680

PACIFIC CAPITAL BANCORP
Summary Financial Data (Unaudited)
(In thousands except per share earnings):

                                      For the Three-Month
                                        Periods Ended
                                          March 31,
                                      2000         1999
Interest income from:
  Loans                             $61,872     $ 43,193
  Securities                         10,638       11,264
  Federal funds sold and
    resell agreements                 4,765        1,970
  Bankers' acceptances and
    commercial paper                    184          257
      Total interest income          77,459       56,684
Interest expense on:
  Deposits                           22,921       15,277
  Federal funds purchased and
    repurchase agreements               671          262
  Other borrowed funds                2,085          731
      Total interest expense         25,677       16,270
Net interest income                  51,782       40,414
Provision for loan losses             5,573        3,719
  Net interest income after
    provision for loan losses        46,209       36,695
Other operating income:
  Service charges on deposits         2,361        2,235
  Trust fees                          3,823        3,409
  Other service charges,
    commissions and fees, net         9,775        8,537
  Net (loss) on securities
    transactions                       (499)        (177)
  Other operating income                278          267
       Total other income            15,738       14,271
Other operating expense:
  Salaries and benefits              14,632       12,795
  Net occupancy expense               2,769        2,258
  Equipment expense                   1,440        1,560
  Other expense                      10,040       10,912
       Total other
         operating expense           28,881       27,525
Income before income taxes           33,066       23,441
Income taxes                         13,246        8,920
    Net income                      $19,820     $ 14,521

Earnings per share - basic            $0.81        $0.60
Earnings per share - diluted          $0.80        $0.59

Average shares for
  basic earnings per share           24,568       24,240
Average shares for
  diluted earning per share          24,848       24,612

Taxable Equivalent Adjustment        $1,393       $1,431
Average Earning Assets
  (excl of FAS 114
   market value adj.)            $3,275,139   $2,611,022

Net interest margin
  (tax-equivalent)                     6.53%        6.43%

Average Assets                   $3,475,295   $2,789,122
Average Equity                     $245,627     $219,686

                                      As of           As of            As of
                                     3/31/00         12/31/99          3/31/99

Selected Balance Sheet Accounts:
Loans                               $2,061,698      $1,981,879      $1,707,761
Assets                              $3,544,610      $2,879,282      $2,700,262
Deposits                            $3,048,636      $2,440,181      $2,361,710
Capital                             $  250,113      $  234,573      $  224,191

Actual shares
 outstanding at end of period           24,605          24,554          24,347


Nonperforming assets:
  Loans past due 90
     days or more                      $ 2,772         $    80         $   301
  Nonaccrual loans                      11,666          14,152          17,915
  Total nonperforming loans             14,438          14,232          18,216
  Other real estate owned and
    other foreclosed assets                 --              --              --
Total nonperforming assets             $14,438         $14,232         $18,216

Nonperforming assets as a
    percentage of total assets            0.41%           0.49%           0.68%

Allowance for non-RAL credit
    losses as a percentage o
    nonperforming loans                    191%            198%            163%